UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    January 24, 2008
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Auriga Laboratories, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-26013	84-1334687
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5284 Adolfo Road, Camarillo, California 93012
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (805) 437-7200

10635 Santa Monica Boulevard, Suite 120, Los Angeles, California 90025
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.02  Termination of a Material Definitive Agreement.

On January 23, 2008, Auriga Laboratories, Inc. (hereinafter, the “Company”) entered into a Rescission Agreement (the “Rescission Agreement”) with Malibu Pharma, Inc. (“Malibu”) of that certain Membership Unit Purchase Agreement (the “Purchase Agreement”) by and among the Company, Stesso Pharmaceuticals, LLC (“Stesso”), and Malibu, dated as of December 12, 2007.  Under the terms of the Rescission Agreement, the parties mutually agreed to rescind the sale of the Company’s wholly-owned subsidiary, Stesso, to Malibu pursuant to the Purchase Agreement.  The rescission is effective as of December 12, 2007, thereby rendering the sale of Stesso under the Purchase Agreement void ab initio and of no effect.

A copy of the Rescission Agreement is filed as Exhibit 10.1 to this report and is incorporated by reference into this report.

SECTION 4 -- MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01 Changes in Registrant's Certifying Accountant.

On January 21, 2008, the Company appointed PBM+HelinDonovan (the "New Accountants") as the registered independent accounting firm to audit the financial statements of the Company for the year ending December 31, 2007. Concurrent with the appointment of the New Accountants, Williams & Webster, P.S. (“W & W”) were dismissed as the Company's registered independent accounting firm. The Board of Directors approved this decision on January 21, 2008.

In connection with the audits of the Company's financial statements for the fiscal year ended December 31, 2006 and cash flow statements for the periods April 1, 2006 to December 31, 2006 and April 12, 2005 (inception) to March 31, 2006 and in the subsequent interim periods, there were no disagreements with W & W on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of W & W, would have caused W & W to make reference to the matter in their reports.

The reports of W & W on the Company's financial statements for the Company's most recent fiscal year did not contain an adverse opinion or disclaimer of opinion, or was modified as to audit scope, or accounting principles. The reports of W & W on the most recent fiscal year did contain a modification for a going concern uncertainty.

During the Company's most recent fiscal year and the subsequent interim period through the date of engagement of the New Accountants, the Company did not consult the New Accountants regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) any matter that was the subject of a disagreement or event identified in response to Item 304(a)(1)(iv) of Regulation S-B.

There were no reportable events as that term is described in Item 304(a)(1)(iv) (A)-(E) of Regulation S-B.

A letter from W & W addressed to the Securities and Exchange Commission in accordance with Item 304(a)(3) of Regulation S-B, stating that they agree with the disclosures made by the Company in this report on Form 8-K has been filed as Exhibit 16.1 to this report and is incorporated by reference into this report..

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of the Company (hereinafter, the “Board”) appointed Frank Greico to the position of Chief Executive Officer of the Company.  Mr. Greico will be assuming the position of Chief Executive Officer in addition to his role as Chief Financial Officer

The Board appointed Sharyn Alcaraz  to the position of Corporate Secretary of the Company.  Ms. Alcaraz has practiced law for fourteen years.  Prior to joining the Company, Ms. Alcaraz has served as North American Regional Counsel/General Counsel and Corporate Secretary for Oberthur Card Systems of America, Inc., and as Vice President, General Counsel and Corporate Secretary for Alta Healthcare System, LLC.

By virtue of its authority under the Bylaws of the Company, the Board elected Elliot Maza to the office of Chairman of the Board, and Frank Greico to the office of a Director of the Board to fill the vacanc(ies) in the Board offices resulting from Philip Pesin’s resignation as Chairman of the Board on January 15, 2008.

The foregoing actions were approved by the Board on January 23, 2008.

The Company issued a press release on January 24, 2008 announcing Mr. Greico’s appointment to the position of Chief Executive Officer and election as a Director.  The press release is filed as Exhibit 99 to this report and is incorporated by reference into this report.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

A copy of the press release announcing the Company’s management changes is filed as Exhibit 99.1 to this report.

SECTION 9 -- FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.
Not applicable

(b) Pro Forma Financial Information.
Not applicable

(c) Shell Company Transactions.
Not Applicable

(d) Exhibits.

Exhibit Number	Description
10.1	Rescission Agreement dated January 21, 2008
16.1	Letter from Williams & Webster, P.S., addressed to the Securities and Exchange Commission in accordance with Item 304(a)(3) or Regulation S-B*

99	Press Release dated January 24, 2008

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* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Auriga Laboratories, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2008	AURIGA LABORATORIES, INC.

By: /s/ Frank Greico
Frank Greico
Chief Executive Officer